Exhibit 32.1

SECTION 906 CERTIFICATION

The following statement is provided by the undersigned to accompany the foregoing Report on Form 10-KSB pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed filed pursuant to any provision of the Securities Exchange Act of 1934 or any other securities law.

Each of the undersigned certifies that the foregoing Report on Form 10-KSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78) and that the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Broadway Financial Corporation as of and for the year ended December 31, 2005.

Date: March 30, 2006	By:	/s/ Paul C. Hudson

Paul C. Hudson
President and Chief Executive Officer
Broadway Financial Corporation

Date: March 30, 2006	By:	/s/ Samuel Sarpong

Samuel Sarpong
Chief Financial Officer
Broadway Financial Corporation